Exhibit 10.12

FORM OF SECOND AMENDED AND RESTATED
SECURITIES HOLDERS AGREEMENT

dated as of October [___], 2004

among

B&G FOODS HOLDINGS CORP.

BRUCKMANN, ROSSER, SHERRILL & CO., L.P.,

CANTERBURY MEZZANINE CAPITAL II, L.P.,

PROTOSTAR EQUITY PARTNERS, L.P.

and

MANAGEMENT STOCKHOLDERS

TABLE OF CONTENTS

ARTICLE I	REPRESENTATIONS, WARRANTIES AND COVENANTS OF B&G FOODS
1.1.	Representations, Warranties and Covenants of B&G Foods
ARTICLE II	REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER
2.1.	Representations, Warranties and Covenants of Each Stockholder
2.2.	Legend
2.3.	Provisions Regarding Transfers of Securities
2.4.	Notation
2.5.	Limitation on Repurchase of Securities and Dividend Payments
2.6.	Restrictions on Acquisition of Senior Subordinated Notes
2.7.	Lock-Up Agreements
2.8.	Reliance
ARTICLE III	OTHER COVENANTS AND REPRESENTATIONS
3.1.	Covenant Not to Compete
ARTICLE IV	CORPORATE ACTIONS
4.1.	Directors
4.2.	Right to Remove Certain of B&G Foods’ Directors
4.3.	Right to Fill Certain Vacancies in B&G Foods’ Board
4.4.	Confidentiality
ARTICLE V
CLASS B COMMON STOCK REPURCHASES
5.1.	Class B Common Stock Repurchases
ARTICLE VI	REGISTRATION RIGHTS
ARTICLE VII	AMENDMENT AND RESTATEMENT; REPURCHASE OF PREFERRED STOCK, CLASS B COMMON STOCK, WARRANTS AND OPTIONS
7.1.	Amendment and Restatement of Existing Securities Holders Agreement; Approvals of Initial Public Offering Transactions
7.2.	Repurchase Upon Initial Public Offering
7.3.	Repurchase Upon Exercise of the Over-Allotment Option

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TABLE OF CONTENTS
(continued)

7.4.	Repurchase Price
7.5.	Exercise of Remaining Existing Warrants Following IPO and Expiration of Over-Allotment Option
7.6.	Release From Liability
ARTICLE VIII	MISCELLANEOUS
8.1.	Amendment and Modification
8.2.	Survival of Representations and Warranties
8.3.	Successors and Assigns; Entire Agreement
8.4.	Separability
8.5.	Notices
8.6.	Governing Law
8.7.	Headings
8.8.	Counterparts
8.9.	Further Assurances
8.10.	Remedies
8.11.	Party No Longer Owning Securities
8.12.	No Effect on Employment
8.13.	Pronouns

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SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT

SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, dated as of October [__], 2004 (the “Agreement”), by and among (1) B&G FOODS HOLDINGS CORP., a Delaware corporation (“B&G Foods”), (2) BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership (“BRS”), the individuals listed on Exhibit A hereto as the BRS Stockholders (the “BRS Stockholders” and, together with BRS and their respective BRS Permitted Transferees, the “BRS Entities”), (3) CANTERBURY MEZZANINE CAPITAL II, L.P., a Delaware limited partnership (“Canterbury” and, together with its Permitted Transferees, the “Canterbury Entities”), (4) PROTOSTAR EQUITY PARTNERS, L.P., a Delaware limited partnership, as successor in interest to The CIT Group/Equity Investments, Inc. (“Protostar” and, together with its Permitted Transferees, the “Protostar Entities”), and (5) the individuals listed on Exhibit A hereto as “Management Stockholders” (such individuals, together with their Permitted Transferees, the “Management Stockholders”).  The BRS Entities, the Canterbury Entities, the Protostar Entities and the Management Stockholders are sometimes referred to hereinafter individually as a “Stockholder” and collectively as the “Stockholders.”

Background

A.            B&G Foods and the Stockholders are parties to the Amended and Restated Securities Holders Agreement, dated as of December 22, 1999 (the “Existing Securities Holders Agreement”), and desire to amend and restate the Existing Securities Holders Agreement in its entirety effective upon consummation of the Initial Public Offering (as defined below).

B.            Prior to the Initial Public Offering each of the BRS Entities is the record owner of (i) the number of shares of Common Stock, par value $.01 per share (the “Existing Common Stock”), of B&G Foods set forth opposite its name on Exhibit A hereto, (ii) the number of shares of 13% Series A Cumulative Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), of B&G Foods set forth opposite its name on Exhibit A hereto, (iii) the number of shares of 13% Series B Cumulative Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), of B&G Foods set forth opposite its name on Exhibit A hereto, (iv) the number of shares of Series C Senior Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), of B&G Foods set forth opposite its name on Exhibit A hereto and (v) the number of warrants to purchase shares of Common Stock (the “Existing Warrants”) of B&G Foods set forth opposite its name on Exhibit A hereto.

C.            Canterbury is the record owner of (i) the number of shares of Series C Preferred Stock of B&G Foods set forth opposite its name on Exhibit A hereto and (ii) the number of Existing Warrants of B&G Foods set forth opposite its name on Exhibit A hereto.

D.            Protostar is the record owner of (i) the number of shares of Series C Preferred Stock of B&G Foods set forth opposite its name on Exhibit A hereto and (ii) the number of Warrants of B&G Foods set forth opposite its name on Exhibit A hereto.

E.             Each of the Management Stockholders is the record owner of (i) the number of shares of Existing Common Stock of B&G Foods set forth opposite his or her name on Exhibit A hereto, (ii) the number of shares of Series A Preferred Stock of Holdings Corp. set forth opposite his or her name on Exhibit A hereto and (iii) the number of stock options to purchase shares of Existing Common Stock (the “Existing Options”) of Holdings Corp. set forth opposite his or her name on Exhibit A hereto.

F.             B&G Foods desires to conduct an initial public offering (the “Initial Public Offering”) of Enhanced Income Securities (“EISs”), each initially representing one share of B&G Foods Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and $7.15 aggregate principal amount of B&G Foods’ Senior Subordinated Notes (the “Senior Subordinated Notes”) pursuant to a registration statement on Form S-1 (the “EIS Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”).

G.            Immediately prior to the Initial Public Offering, B&G Foods, Inc. will be merged with and into B&G Foods Holdings Corp., the sole asset of which is the capital stock of B&G Foods, Inc. (the “Merger”).  Concurrently with the Merger, B&G Foods Holdings Corp. will be renamed B&G Foods, Inc. (the “Name Change”).

H.            At the effective time of the Merger (the “Effective Time”), each share of B&G Foods’ Existing Common Stock issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted (the “Reclassification and Conversion”) into 109.8901 shares of B&G Foods’ Class B Common Stock, par value $0.01 per share (“Class B Common Stock”).  Any stock certificate that, immediately prior to the Effective Time, represented shares of the Existing Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Class B Common Stock as equals the product obtained by multiplying the number of shares of Existing Common Stock represented by such certificate immediately prior to the Effective Time by 109.8901.  In lieu of any fractional shares to which the holders of the Existing Common Stock would otherwise be entitled upon conversion, B&G Foods shall pay cash equal to such fraction multiplied by the fair market value (as determined by the Board Directors of B&G Foods) of one share of Class B Common Stock.

I.              Upon completion of the Initial Public Offering, B&G Foods shall subject to the terms and conditions set forth in this Agreement repurchase from the Stockholders Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Class B Common Stock, Existing Options and Existing Warrants as set forth in Article VII, and, following the expiration of the Over-Allotment Option (as defined below), any Existing Warrants not so repurchased will be exercised by the holders thereof for shares of Class B Common Stock.

J.             Pursuant to an underwriting agreement to be entered into among B&G Foods and the underwriters of the Initial Public Offering (collectively, the “Underwriters”), B&G Foods will grant to the Underwriters an option to purchase additional EISs (the “Over-Allotment Option”).  If the Underwriters exercise their Over-Allotment Option, B&G Foods will repurchase a portion of the remaining Existing Warrants and shares of Class B Common Stock held by the Stockholders.

K.            As used herein, the term “Subsidiaries” shall mean, collectively, (i) BGH Holdings, Inc., a Delaware corporation, (ii) Bloch & Guggenheimer, Inc., a Delaware corporation, (iii) Heritage Acquisition Corp., a Delaware corporation, (iv) Les Produits Alimentaires Jacques Et Fils, Inc., a Quebec corporation, (v) Maple Grove Farms of Vermont, Inc., a Vermont corporation, (vi) Ortega Holdings Inc., a Delaware corporation, (vii) Polaner, Inc., a Delaware corporation, (viii) Trappey’s Fine Foods, Inc., a Delaware corporation, (ix) William Underwood Company, a Massachusetts business trust, and (x) all future subsidiaries of B&G Foods, and the term “Subsidiary” shall be construed accordingly.  As used herein, the term “Securities” shall mean the Class B Common Stock, the Existing Warrants and any options to purchase shares of Class B Common Stock (“Class B Options”) held by any Stockholder after the date of consummation of the Initial Public Offering, including shares of Class B Common Stock, Class B Options and all other securities of B&G Foods or a successor to B&G Foods (other than EISs, shares of Class A Common Stock and Senior Subordinated Notes (each as defined below)), including, without limitation, all securities (other than EISs, shares of Class A Common Stock and Senior Subordinated Notes) issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.  A reference to any class of Securities shall be deemed to include reference to all Securities issued in respect thereof.  As used herein, the term “Existing Securities” shall mean collectively the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Existing Common Stock, the Existing Options and the Existing Warrants.

L.             The Stockholders and B&G Foods wish to set forth, among other things, certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

Terms

In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto acknowledge and agree that this Agreement shall in accordance with Section 7.1 hereof amend and supersede in its entirety the Existing Securities Holders Agreement, and agree as follows:

ARTICLE I

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF B&G FOODS

1.1.          Representations, Warranties and Covenants of B&G Foods.  B&G Foods represents and warrants to, and covenants and agrees with, each of the Stockholders as follows:

(a)           B&G Foods is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b)           B&G Foods has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

(c)           B&G Foods has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of B&G Foods, enforceable against B&G Foods in accordance with the terms hereof.

(d)           [As of the date of consummation of the Initial Public Offering (after giving effect to the Initial Public Offering and the repurchase of the securities of B&G Foods as set forth in Section 7.2 hereof, the authorized capital stock of B&G Foods will consist of (i) 125,000,000 shares of Common Stock, consisting of 100,000,000 shares of Class A Common Stock and 25,000,000 shares of Class B Common Stock, of which 20,776,985 shares of Class A Common Stock, or if the Over-Allotment Option (as defined below) is exercised in full 23,893,533 shares of Class A Common Stock, and 12,787,781 shares of Class B Common Stock, or if the Over-Allotment Option is exercised in full 7,556,446 shares of Class B Common Stock, will be issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (such shares, of any class whether heretofore or hereafter designated, being referred to as “Preferred Stock”), none of which will be issued and outstanding.  Except (i) as provided in this Agreement (including, without limitation, in Article VII or in the foregoing sentence), (ii) as set forth in the terms of the capital stock of B&G Foods or (iii) as described the EIS Registration Statement, as of the date of consummation of the Initial Public Offering (x) there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from B&G Foods, or otherwise require B&G Foods to issue, any shares of capital stock of B&G Foods or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of B&G Foods; (y) B&G Foods will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and (z) the Class A Common Stock and the Class B Common Stock will constitute all of the outstanding shares of B&G Foods’ capital stock].

ARTICLE II

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF EACH STOCKHOLDER

2.1.          Representations, Warranties and Covenants of Each Stockholder.  Each of the Stockholders severally represents and warrants to, and covenants and agrees with, B&G Foods that:

(a)           Such Stockholder has full legal right, capacity, power and authority (including the due authorization by all necessary corporate or partnership action in the case of corporate or partnership Stockholders) to enter into this Agreement and to perform such Stockholder’s obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

(b)           Such Management Stockholder’s residence address and social security number are as set forth on Exhibit B hereto.

(c)           Such Stockholder will not effect a Transfer (as hereinafter defined) of any Securities or EISs (including the shares of Class A Common Stock and the Senior Subordinated Notes comprising the EISs) except in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) (and applicable state securities laws) or pursuant to an available exemption therefrom, and, without limiting the foregoing, will not effect a Transfer of any Securities or EISs (including the shares of Class A Common Stock and the Senior Subordinated Notes comprising the EISs) prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

(d)           Upon the effectiveness of this Agreement in accordance with Section 7.1(a) hereof, such Stockholder hereby waives any preemptive rights or registration rights, including any rights relating to the failure to receive advance notice in connection with any such rights, that such Stockholder may have had under the Existing Securities Holders Agreement, and any such preemptive rights, registration rights or rights in connection therewith under the Existing Securities Holders Agreement are no longer of any force or effect.

(e)           The number of Existing Securities owned by such Stockholder (prior to giving effect to the Reclassification and Conversion) is set forth opposite such Stockholder’s name on Exhibit A.  Such Stockholder has good, valid and marketable title to the Existing Securities free and clear of any liens, charges, claims, pledges, security interests, conditional sale agreements, and other encumbrances whatsoever.

(f)            Such Stockholder has not sold, transferred, assigned, conveyed, pledged or encumbered in any manner whatsoever all or any part of the Existing Securities.

(g)           Such Stockholder has received a copy of the EIS Registration Statement, and that such Stockholder has been given the opportunity to obtain information regarding the business and affairs of B&G Foods to such Stockholder’s satisfaction.

2.2.          Legend.   The certificates representing the Securities, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Securities, or the conditions specified in Section 2.3 hereof are satisfied, shall bear the following legend in addition to any other legend required under applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO B&G FOODS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT BY AND AMONG B&G FOODS, INC. AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON

FILE AT THE PRINCIPAL OFFICE OF B&G FOODS, INC.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

2.3.          Provisions Regarding Transfers of Securities.  The following provisions shall apply with respect to the Transfer (as hereinafter defined) of any Securities owned by any Management Stockholder, BRS Entity, Canterbury Entity or Protostar Entity:

(a)           Each Management Stockholder, BRS Entity, Canterbury Entity and Protostar Entity is prohibited from Transferring any of his or its Securities except in the following circumstances: (i) to Permitted Transferees (as hereinafter defined), (ii) beginning on the day after the expiration of the Lock-Up Period (as defined in Section 2.7 hereof), to third parties in private sales exempt from or not subject to the registration requirements of the Securities Act, and (iii) pursuant to an effective registration statement under the Securities Act; provided, however, that, in the case of any such Transfer, except in the case of a sale pursuant to an effective registration statement, each such transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto, including, without limitation, the representations, warrants and covenants contained in Section 2.6 hereof; and provided, further, that no Transfer shall be effected except in compliance with the registration requirements of the Securities Act (and applicable state securities laws) or pursuant to an available exemption therefrom.

(b)           No Transfer shall, in any event, except in the case of a sale pursuant to an effective registration statement, be made by any Management Stockholder, BRS Entity, Canterbury Entity or Protostar Entity unless in connection with such Transfer, the applicable transferee has complied with the terms and provisions of this Agreement.  No Management Stockholder, BRS Entity, Canterbury Entity, Protostar Entity or transferee may effect any Transfer of Securities, whether to a Permitted Transferee or otherwise, unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement (including, without limitation, the representations, warranties and covenants contained in Section 2.6 hereof) applicable to the transferor (except in the case of a sale pursuant to an effective registration statement under the Securities Act or as otherwise specifically provided herein).  Any purported Transfer in violation of this covenant shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to B&G Foods.  As used herein, “Transfer” means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to B&G Foods describing the manner and circumstances of the proposed Transfer accompanied, if requested by B&G Foods, by a written opinion of legal counsel reasonably satisfactory to B&G Foods, addressed to B&G Foods and the transfer agent, if other than B&G

Foods, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws.  Each certificate evidencing the Securities transferred shall bear the legend set forth in Section 2.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

(c)           As used herein, “Permitted Transferee” shall mean:

(i)            in the case of any Management Stockholder, (A) B&G Foods or any BRS Entity, (B) any spouse or lineal descendant of a Management Stockholder, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a Management Stockholder or any of the foregoing persons referred to in this clause (B) (collectively, “Management Stockholder Associates”) and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only such Management Stockholders and their respective Management Stockholder Associates;

(ii)           in the case of any BRS Entity, (A) any other BRS Entity, (B) any Affiliate (as hereinafter defined) of any BRS Entity, (C) any member or partner of BRS, provided that, in the case of a distribution to BRS’s members or partners, such distribution shall be made in accordance with the terms of its agreement of limited partnership, (D) any spouse or lineal descendant of a member or partner of BRS, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of BRS or any of the foregoing persons referred to in this clause (D) (collectively, “BRS Associates”), (E) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only BRS or their respective BRS Associates, and (F) one or more banks or other financial institutions or entities which are not then in direct competition with B&G Foods or any of the Subsidiaries, but only if BRS is required to make a Transfer of its Securities to such bank or financial institution or entity pursuant to BRS’s agreement of limited partnership or in connection with any dissolution of BRS pursuant to its agreement of limited partnership;

(iii)          in the case of any Canterbury Entity, (A) any other Canterbury Entity, (B) any Affiliate of any Canterbury Entity, (C) any member or partner of Canterbury, provided that, in the case of a distribution to Canterbury’s members or partners, such distribution shall be made pro rata to all such members or partners in accordance with the terms of its agreement of limited partnership and (D) one or more banks or other financial institutions or entities which are not then in direct competition with B&G Foods or any of the Subsidiaries, but only if Canterbury is required to make a Transfer of its Securities to such bank or financial institution or entity pursuant to Canterbury’s agreement of limited partnership or in connection with any dissolution of Canterbury pursuant to its agreement of limited partnership; and

(iv)          in the case of any Protostar Entity, (A) any other Protostar Entity or (B) any Affiliate of any Protostar Entity.

(d)           As used herein, “Affiliate” of any person means any person, directly or indirectly, controlling, controlled by or under common control with such person, and includes any person who is an officer, director or employee of such person and any person who would be deemed to be an “affiliate” or an “associate” of such person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  As used in this definition, “controlling” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

2.4.          Notation.  A notation will be made in the appropriate transfer records of B&G Foods with respect to the restrictions on transfer of the Securities referred to in this Agreement.

2.5.          Limitation on Repurchase of Securities and Dividend Payments.  Each Stockholder understands that B&G Foods has entered into certain financing agreements which contain prohibitions, restrictions and limitations on the ability of B&G Foods to purchase any of the Securities and, under certain circumstances, to pay dividends on the Class B Common Stock.

2.6.          Restrictions on Acquisition of Senior Subordinated Notes.  Each Stockholder hereby represents that it does not currently hold any Senior Subordinated Notes. So long as any EISs are issued and outstanding, each Stockholder agrees that it shall not purchase or otherwise acquire any Senior Subordinated Notes other than Senior Subordinated Notes (i) issued or distributed to such Stockholder in connection with EISs previously acquired by such Stockholder or (ii) purchased or acquired in the form of EISs.  Each Stockholder agrees that from time to time as requested by B&G Foods such Stockholder will provide a written certificate to B&G Foods certifying compliance with this Section 2.6.

2.7.          Lock-Up Agreements.   Each Stockholder agrees that it will enter into a lock-up agreement with the Underwriters as described in the EIS Registration Statement and substantially in the form provided to such Stockholder prior to the date hereof (each, a “Lock-Up Agreement”) whereby such Stockholder will agree not to directly or indirectly, offer, sell or otherwise dispose of any EISs or shares of Class A Common Stock or Class B Common Stock, Senior Subordinated Notes or any securities which may be converted into or exchanged or exercised for such securities for a period of 180 days (or up to 215 days if extended in accordance with the terms thereof) from the date of the prospectus included in the EIS Registration Statement (the “Lock-Up Period”).

2.8.          Reliance.  Each Stockholder acknowledges that B&G Foods and each of the other Stockholders is entering into this Agreement in reliance upon such Stockholder’s representations and warranties and other covenants and agreements contained herein.

ARTICLE III

OTHER COVENANTS AND REPRESENTATIONS

3.1.          Covenant Not to Compete.  Each Management Stockholder hereby agrees that during the term of his employment by B&G Foods or any of the Subsidiaries and for a period of ten (10) months after the Management Stockholder ceases his or her employment with B&G Foods or the Subsidiaries for any reason other than termination without cause (the “Restriction Period”), such Management Stockholder shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, consultant, stockholder, partner or otherwise with, any component of a business which at any relevant time during such period directly or indirectly competes with B&G Foods or any of the Subsidiaries or their Affiliates in the Covered Business (as hereafter defined) in the States of California, Delaware, Maryland, Michigan, New Jersey, New York or Vermont or any other state in the United States in which B&G Foods or any of the Subsidiaries or their Affiliates are conducting business during the term of his employment.  For purposes hereof, the term “Covered Business” shall mean the purchase, manufacture, marketing or selling of the products and the raw materials with respect to such products as to which the Management Stockholder has assisted B&G Foods, the Subsidiaries or their Affiliates in purchasing, manufacturing, marketing or selling during the term of the employment of the Management Stockholder, together with any use or modification of any such products for the same, new or additional purposes or applications.  The restrictive covenant contained in this Section 3.1 is a covenant independent of any other provision of this Agreement, and the existence of any claim which such Management Stockholder may allege against B&G Foods or any of the Subsidiaries, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant.  Each of the Management Stockholders agrees that a breach by him of this Section 3.1 shall cause irreparable harm to  B&G Foods, the Subsidiaries and their Affiliates and that the Subsidiaries’ and B&G Foods’ remedies at law for any breach or threat of breach by any of the Management Stockholders of the provisions of this Section 3.1 shall be inadequate, and that the Subsidiaries or B&G Foods shall be entitled to an injunction or injunctions to prevent breaches of this Section 3.1 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which B&G Foods or the Subsidiaries may be entitled at law or in equity.  The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which B&G Foods or any of the Subsidiaries seeks to enforce this covenant.  In the event that this covenant not to compete shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

ARTICLE IV

CORPORATE ACTIONS

4.1.          Directors.  For so long as the BRS Entities are the beneficial owners (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 10% of the outstanding shares of Common Stock in the aggregate on a fully-diluted basis and as a result the holders of Class B Common Stock have the exclusive right to elect two directors in accordance with the Amended and Restated Certificate of Incorporation of B&G Foods, each Stockholder and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Class B Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of B&G Foods at all times includes two individuals designated by BRS.

4.2.          Right to Remove Certain of B&G Foods’ Directors.  BRS may request that any director designated by it be removed (with or without cause) by written notice to the other Stockholders, and, in any such event, each Stockholder shall promptly consent in writing or vote or cause to be voted all shares of Class B Common Stock now or hereafter owned or controlled by it for the removal of such person as a director.  In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of B&G Foods.

4.3.          Right to Fill Certain Vacancies in B&G Foods’ Board.  In the event that a vacancy is created on B&G Foods’ Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by BRS and elected by the holders of Class B Common Stock, or if otherwise there shall exist or occur any vacancy on B&G Foods’ Board of Directors in a directorship subject to designation by BRS and election by the holders of Class B Common Stock, such vacancy shall not be filled by the remaining members of B&G Foods’ Board of Directors, but each Stockholder hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Class B Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by BRS.

4.4.          Confidentiality.

(a)           Each Stockholder hereby agrees that Confidential Information (as defined below) has been and may be made available to him or it in connection with such Stockholder’s interest in B&G Foods and its subsidiaries.  Each Stockholder agrees that he or it will not use the Confidential Information in any way that is reasonably likely to result in a material detriment to the business of B&G Foods and its Subsidiaries.  Each Stockholder further acknowledges and agrees that he or it will not disclose any Confidential Information to any person; provided that Confidential Information may be disclosed (i) to such Stockholder’s Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject) or by generally accepted accounting principles, (iii) to any third party to whom such Stockholder is contemplating a transfer of his or its Securities, provided that such transfer would not be in violation of the provisions of this Agreement and as long as such third party is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to B&G Foods and substantially similar to the provisions hereof or (iv) if the prior consent of the Board of Directors of B&G Foods shall have been obtained.  Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against B&G Foods or any Stockholder.

(b)           “Confidential Information” means any information concerning B&G Foods, its financial condition, business, subsidiaries, operations or prospects in the possession of or to be furnished to any Stockholder in his or its capacity as a shareholder of B&G Foods or by virtue of his or its present or former position as, or right to designate, a director of B&G Foods; provided that the term “Confidential Information” does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure by a Stockholder or his or its partners, directors, officers, employees, agents, counsel, investment advisers, accountants, consultants or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Section 4.4(b) was or becomes available to such Stockholder on a nonconfidential basis from a source other than B&G Foods, any regulatory entity or a Stockholder or his or its Representatives, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder’s knowledge, bound by a confidentiality agreement with B&G Foods or another person.

ARTICLE V

CLASS B COMMON STOCK REPURCHASES

5.1.          Class B Common Stock Repurchases

(a)           If following the consummation of the Initial Public Offering, B&G Foods and the holders of Class B Common Stock enter into an agreement pursuant to which B&G Foods shall agree to repurchase all or a portion of the shares of Class B Common Stock from the holders of such shares, provided, however, that (i) until the second anniversary of the date of consummation of the Initial Public Offering, shares of Class B Common Stock may not be repurchased by B&G Foods unless after giving effect to such repurchase, the total number of shares of Class B Common Stock outstanding would be equal to or greater than 3,144,998 shares on a fully diluted basis, and  (ii) B&G Foods shall not effect a repurchase of any shares of Class B Common Stock so long as an Event of Default as defined in the Indenture (for the Senior Subordinated Notes), dated as of the date of the Initial Public Offering, between B&G Foods and The Bank of New York, as Trustee, as amended, supplemented or otherwise modified from time to time or an Event of Default as defined in the Indenture (for B&G Foods’ Senior Notes), dated as of the date of the Initial Public Offering, between B&G Foods and The Bank of New York, as Trustee, as amended, supplemented or otherwise modified from time to time has occurred and is continuing or would be caused thereby.

Notwithstanding anything in this Article V to the contrary and except as set forth in Section 7.3 of this Agreement, no Stockholder shall have any right to compel B&G Foods to purchase such Stockholder’s Class B Common Stock and, subject to Section 2.2(f) of the Registration Rights Agreement, B&G Foods shall not have any right to compel a Stockholder to sell such Stockholder’s Class B Common Stock to B&G Foods.

(b)           In the event that B&G Foods and a holder of shares of Class B Common Stock agree that B&G Foods shall repurchase all or a portion of such Stockholder’s shares of Class B Common Stock, the purchase price per share of Class B Common Stock (the “Repurchase Price”) shall be equal to the last reported sales price of a share of Class A Common Stock, regular way, on the business day prior to the date of the sale agreement, or, if no sale takes place on such day, the average of the reported  closing bid and asked prices on such day, regular way, in either case as reported on the American Stock Exchange or, if shares of Class A Common Stock are not listed or admitted for trading on the American Stock Exchange, on the principal national securities exchange on which shares of Class A Common Stock are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on The Nasdaq National Market or, if shares of Class A Common Stock are not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market, or, in the event that shares of Class A Common Stock are not traded in the over-the-counter market, the fair value as determined by an independent appraisal firm selected by the Board of Directors of B&G Foods.  The Repurchase Price shall be paid by delivery to the Stockholder of immediately available funds or other form of consideration as set forth in the applicable repurchase agreement against delivery of certificates or other instruments representing the shares of Class B Common Stock so repurchased, appropriately endorsed or executed by such Stockholder.

ARTICLE VI

REGISTRATION RIGHTS

The Stockholders shall have registration rights with respect to the Class B Common Stock as set forth in the Registration Rights Agreement attached hereto as Exhibit C (the “Registration Rights Agreement”).  Each of the Stockholders agrees not to effect any public sale or public distribution of any securities of B&G Foods during the periods specified in the Registration Rights Agreement, except as permitted thereby, and each such Stockholder agrees to be bound by the rights of priority to participate in offerings as set forth therein.

ARTICLE VII

AMENDMENT AND RESTATEMENT; REPURCHASE OF PREFERRED STOCK, CLASS B COMMON STOCK, WARRANTS AND OPTIONS

7.1.          Amendment and Restatement of Existing Securities Holders Agreement; Approvals of Initial Public Offering Transactions.

(a)           Each party hereto agrees that, upon completion of the Initial Public Offering, (i) the Existing Securities Holders Agreement shall be amended and restated and replaced in its entirety with this Agreement and (ii) the terms of the Existing Securities Holders Agreement and the Registration Rights Agreement (as defined in the Existing Securities Holders Agreement) shall cease to be of any effect.

(b)           Each Stockholder consents and agrees to take all action necessary for the completion of the Initial Public Offering and the related transactions, and consents to B&G Foods entering into the Underwriting Agreement and the transactions contemplated thereby and by this Agreement.

(c)           Each party hereto consents to the Merger and the Name Change and to the amendment and restatement of the certificate of incorporation of B&G Foods and to the amendment and restatement of the bylaws of B&G Foods, substantially in the forms as filed by B&G Foods as exhibits to the EIS Registration Statement.

7.2.          Repurchase Upon Initial Public Offering.  Upon consummation of the Initial Public Offering (the “Initial Repurchase Date”), each Stockholder hereby sells, transfers and assigns to B&G Foods, and B&G Foods hereby purchases from such Stockholder, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances:

(a)           all of such Stockholders’ shares of Series A Preferred Stock;

(b)           all of such Stockholders’ shares of Series B Preferred Stock;

(c)           all of such Stockholder’ shares of Series C Preferred Stock;

(d)           the number of shares of Class B Common Stock set forth opposite such Stockholder’s name in the second column of Exhibit D hereto;

(e)           all of such Stockholders’ Existing Options (as adjusted following the Reclassification and Conversion);

(f)            the number of Existing Warrants set forth opposite such Stockholder’s name in the second column of Exhibit E hereto;

7.3.          Repurchase Upon Exercise of the Over-Allotment Option.

(a)           Upon exercise by the Underwriters of the Over-Allotment Option in full, each Stockholder hereby sells, transfers and assigns to B&G Foods, and B&G Foods hereby purchases from such Stockholder, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances the number of shares of Class B Common Stock and Existing Warrants set forth opposite such Stockholder’s name in the third column of Exhibit D and in the third column of Exhibit E hereto.

(b)           Upon any partial exercise of the Over-Allotment Option, each Stockholder hereby sells, transfers and assigns to B&G Foods, and B&G Foods hereby purchases from such Stockholder, free and clear of all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances such pro rata number of shares of Class B Common Stock and Existing Warrants of such Stockholder based on the number of shares of Class B Common Stock and Existing Warrants set forth opposite such Stockholder’s name in the third column of Exhibit D hereto and in the third column of Exhibit A hereto as will be purchased by the total proceeds received by B&G Foods in such partial exercise of the Over-Allotment Option.  For purposes of determining such pro rata allocation each share of Class B Common Stock shall be treated the same as each Existing Warrant.

7.4.          Repurchase Price.

(a)           The per share purchase price for the Series A Preferred Stock on the Initial Repurchase Date is 100% of the then effective Liquidation Preference (as defined in the applicable certificate of designation) per share plus an amount equal to a prorated dividend for the period from the Dividend Payment Date (as defined in the applicable certificate of designation) immediately prior to the Initial Repurchase Date to the Initial Repurchase Date.

(b)           The per share purchase price for the Series B Preferred Stock on the Initial Repurchase Date is 100% of the then effective Liquidation Preference (as defined in the applicable certificate of designation) per share plus an amount equal to a prorated dividend for the period from the Dividend Payment Date (as defined in the applicable certificate of designation) immediately prior to the Initial Repurchase Date to the Initial Repurchase Date.

(c)           The per share purchase price for the Series C Preferred Stock on the Initial Repurchase Date is 100% of the then effective Liquidation Preference (as defined in the applicable certificate of designation) per share plus an amount equal to a prorated dividend for the period from the Dividend Payment Date (as defined in the applicable certificate of designation) immediately prior to the Initial Repurchase Date to the Initial Repurchase Date.

(d)           The per share purchase price for the Class B Common Stock on the Initial Repurchase Date and on each date of repurchase under Section 7.3(a) (the “Initial Class B Repurchase Price”) is an amount equal to [the per EIS Initial Public Offering price of the EISs less $7.15](1).

(e)           The per option purchase price for the Existing Options on the Initial Repurchase Date is an amount equal to the Initial Class B Repurchase Price less the exercise price thereof (as such exercise price has been adjusted following the Reclassification and Conversion).

(f)            The per warrant purchase price for the Existing Warrants on the Initial Repurchase Date and on each date of repurchase under Section 7.3(a) is an amount equal to the Initial Class B Repurchase Price less the exercise price thereof (as such exercise price has been adjusted following the Reclassification and Conversion).

(g)           The purchase price for the Existing Securities shall be delivered to the Stockholders, [by wire transfer of immediately available funds], to the bank account(s) provided to B&G Foods by such Stockholders.

7.5.          Exercise of Remaining Existing Warrants Following IPO and Expiration of Over-Allotment Option.

(a)           Each Stockholder hereby agrees that the balance of any Existing Warrants (as adjusted following the Reclassification and Conversion) held by such Stockholder following the Initial Public Offering and the expiration of the Over-Allotment Option that have not been repurchased in accordance with Section 7.2 or Section 7.3 hereof, shall be exercised by such Stockholder in accordance with the procedures set forth in the warrant agreements entered

(1) The initial Class B Repurchase Price that will be set forth in this Agreement before signing may be higher or lower than the price per share allocated to the Class A Common Stock because the Initial Class B Repurchase Price is based upon remaining net proceeds of the IPO.

into by such Stockholders in connection with the Existing Warrants, and such Stockholder shall receive in accordance with the terms of the Existing Warrants (as adjusted following the Reclassification and Conversion) the applicable number of shares of Class B Common Stock following such deemed exercise upon payment by such Stockholder of the exercise price therefor as set forth under the terms of the Existing Warrants (as adjusted following the Reclassification and Conversion).

(b)           Upon such exercise, no fractional portion of a share of Class B Common Stock shall be issued upon exercise of such Existing Warrants.  Instead of any fraction of a share of Class B Common Stock that would otherwise be deliverable upon the exercise of Existing Warrants, B&G Foods shall pay to the holder of such Existing Warrant an amount in cash in respect of such fractional interest based upon the value of one share of Class B Common Stock being equal to the per Initial Class B Repurchase Price.

7.6.          Release From Liability.  The Stockholders hereby release and discharge B&G Foods from any and all claims and/or causes of action, known or unknown, arising from or relating to the Existing Securities, the Existing Securities Holders Agreement, the Registration Rights Agreement and the option agreements and the warrant agreements entered into by such Stockholders in connection with the Existing Options and Existing Warrants, with respect to any Existing Securities repurchased by B&G Foods in accordance with this Article VII.

ARTICLE VIII

MISCELLANEOUS

8.1.          Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) B&G Foods, (ii) BRS (so long as the BRS Entities own in the aggregate at least 3% of the outstanding Class B Common Stock on a fully diluted basis), (iii) Canterbury (so long as the Canterbury Entities own in the aggregate at least 3% of the outstanding Class B Common Stock on a fully diluted basis), (iv) the holders of a majority of the Class B Common Stock held by the Management Stockholders and (v) the holders of a majority of the outstanding Class B Common Stock on a fully diluted basis (including Class B Common Stock owned by the BRS Entities, but not including Class B Common Stock held by holders not a party hereto or hereafter made a party hereto).  Notwithstanding the foregoing, no amendment or waiver of Sections 2.3, 3.1 or 4.4, Article V, VI or VII, this Section 8.1 or the Registration Rights Agreement will be effective against any Stockholder that would be adversely affected by such amendment or waiver unless such Stockholder consents to such amendment or waiver.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

8.2.          Survival of Representations and Warranties.  The representations and warranties set forth in Section 2.1 of this Agreement will survive the execution and delivery of this Agreement, regardless of any investigation made by a Stockholder or on its behalf.  No other representations, warranties or covenants set forth herein shall so survive.

8.3.          Successors and Assigns; Entire Agreement.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; provided, however, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, except to a Permitted Transferee in connection with a Transfer to such Permitted Transferee or as otherwise set forth in this Agreement.  This Agreement (including the Registration Rights Agreement) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.4.          Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

8.5.          Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to B&G Foods, to:

B&G Foods Holdings Corp.
(and, following the Merger, B&G Foods, Inc.)

Four Gatehall Drive, Suite 110

Parsippany, NJ 07054

Attention:  Robert C. Cantwell

with required copies to:

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112

Attention:  Glyndwr P. Lobo, Esq.

and (prior to the Initial Public Offering)

Bruckmann, Rosser, Sherrill & Co., Inc.

126 East 56th Street, 29th Floor

New York, New York 10022

Attention:  Stephen C. Sherrill

If to any BRS Entity, to:

Bruckmann, Rosser, Sherrill & Co., Inc.

126 East 56th Street, 29th Floor

New York, New York 10022

Attention:  Stephen C. Sherrill

with a required copy to:

Dechert LLP

30 Rockefeller Plaza

New York, NY 10112

Attention:  Glyndwr P. Lobo, Esq.

If to any Canterbury Entity, to:

Canterbury Mezzanine Capital II, L.P.

600 Fifth Avenue, 23rd Floor

New York, NY 10020

Attention:  Nicholas B. Dunphy

with a required copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154-0037

Attention:  Stan Johnson

If to any Protostar Entity, to:

Protostar Equity Partners, L.P.

13-15 West 54th Street, Fourth Floor

New York, NY 10019

Attention:  [____________]

with required copies to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention:  [______________], Esq.

and

Laud Collier & Company, LLC
75 Livingston Avenue
Roseland, NJ 07068
Attention:  Colby W. Collier

If to the Management Stockholders or any of them, to their addresses as listed in the books of B&G Foods or the relevant Subsidiary.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

8.6.          Governing Law.  The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of New York, without giving effect to principles of conflicts of law, except to the extent that Delaware law shall be mandatorily applicable.

8.7.          Headings.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

8.8.          Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

8.9.          Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

8.10.        Remedies.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

8.11.        Party No Longer Owning Securities.  If a party hereto ceases to own any Existing Securities or Securities, such party will no longer be deemed to be a Stockholder or Management Stockholder for purposes of this Agreement.

8.12.        No Effect on Employment.  Nothing herein contained shall confer on any Management Stockholder the right to remain in the employ of B&G Foods or any of the Subsidiaries or their Affiliates.

8.13.        Pronouns.  Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

B&G FOODS HOLDINGS CORP.

By:
	Name:	Robert Cantwell
	Title:	Executive Vice President Finance

BRUCKMANN, ROSSER, SHERRILL & CO., L.P.
By:	BRS Partners, Limited Partnership, the general partner
	By:	BRSE Associates, Inc., its general partner

By:
		Name:	Stephen C. Sherrill
		Title:	Executive Vice President

CANTERBURY MEZZANINE CAPITAL II, L.P.
By:	Canterbury Capital II, LLC, its general partner

By:
Name:
Title:

PROTOSTAR EQUITY PARTNERS, L.P.
By:	Protostar Equity Advisors, LLC, its general partner

By:
Name:
Title:

[Signature Pages to the Second Amended and Restated Securities Holders Agreement]

BRS STOCKHOLDERS

Bruce C. Bruckmann

Harold O. Rosser II

Stephen C. Sherrill

Donald Bruckmann

Thomas J. Baldwin

H. Virgil Sherrill

Nancy Zweng

Paul D. Kaminski

[Signature Pages to the Second Amended and Restated Securities Holders Agreement].

Polly Bruckmann

Elizabeth McShane

Beverly Place

BCB PARTNERSHIP
By:	Bruce C. Bruckmann, General Partner

By:
	Name:	Bruce C. Bruckmann
	Title:	General Partner

NAZ PARTNERSHIP
By:	Nancy Zweng, General Partner

By:
Name:
Title:

[Signature Pages to the Second Amended and Restated Securities Holders Agreement].

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED, CUSTODIAN FBO
PAUL D. KAMINSKI IRA

By:	Paul D. Kaminski

By:
Name:
Title:

* By:
Stephen C. Sherrill
Attorney-in-Fact

MANAGEMENT STOCKHOLDERS

Leonard S. Polaner

David L. Wenner

David Burke

Robert C. Cantwell

James Brown

Albert Soricelli

Alfred Poe

[Signature Pages to the Second Amended and Restated Securities Holders Agreement].

William F. Callahan, III

Sumner Kaufman

Marvin Schwinder

Greg Theile

Lou Sommer

Michael Malone

William Wright

Gaylord Sledge

James DePrima

James Buoye

Rodger Graham

Cynthia Wojcik

[Signature Pages to the Second Amended and Restated Securities Holders Agreement].

EMERIL’S FOOD OF LOVE PRODCUTIONS, LLC

By:
Name:
Title:

WILLIAM MORRIS AGENCY, INC.

By:
Name:
Title:

[Signature Pages to the Second Amended and Restated Securities Holders Agreement].

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

ARTICLE I

DEFINITIONS

1.1.          Definitions.  The following terms, as used herein, shall have the following meanings:

“Agreement” means the Second Amended and Restated Securities Holders Agreement to which this Registration Rights Agreement is an Exhibit.

“Board” means the board of directors of B&G Foods.

“BRS Demand Transferee” means any third party to whom any BRS Entity assigns registration rights in accordance with Section 2.11 hereof.

“Canterbury Demand Transferee” means any third party to whom any Canterbury Entity assigns registration rights in accordance with Section 2.11 hereof.

“Protostar Demand Transferee” means any third party to whom any Protostar Entity assigns registration rights in accordance with Section 2.11 hereof.

“Demand Registration” means a registration under the Securities Act made at the request of any of the BRS Entities, Canterbury Entities, Protostar Entities or their respective Demand Transferees in accordance with Section 2.2 hereof.

“Demand Transferee” means any of the BRS Demand Transferees, the Canterbury Demand Transferees or the Protostar Demand Transferees.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holders” has the meaning given to such term in Section 2.1(a) hereof.

“Maximum Offering Size” has the meaning given to such term in Section 2.1(b) hereof.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Securities pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” means  (i) any shares of Class B Common Stock issued or issuable to or otherwise acquired by any BRS Entity, Canterbury Entity, Protostar Entity or Management Stockholders and (ii) any Class B Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in any case until (x) a registration statement covering such shares of Class B Common Stock has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (y) such securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act have been met, or such securities may be sold pursuant to Rule 144(k) or (z) such securities have been otherwise transferred, B&G Foods has delivered a new certificate or other evidence of ownership for such securities not bearing the legend set forth in Section 2.2 of the Agreement (or other legend of similar import) and such securities may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means (i) all registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of B&G Foods (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for B&G Foods and customary fees and expenses for independent certified public accountants retained by B&G Foods (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.4(h) hereof), (vi) reasonable fees and expenses of any special experts retained by B&G Foods in connection with such registration, (vii) reasonable fees and expenses of one counsel for the BRS Entities and BRS Demand Transferees participating in the offering selected by the BRS Entities and BRS Demand Transferees and reasonably acceptable to B&G Foods, (viii) reasonable fees and expenses of one counsel for the Canterbury Entities, Protostar Entities and their respective Demand Transferees participating in the offering selected by the Canterbury Entities, Protostar Entities and their respective Demand Transferees and reasonably acceptable to B&G Foods, (ix) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the “NASD”), including fees and expenses of any “qualified independent underwriter” and (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clauses (vii) and (viii) above) of the Shareholders (or the agents who manage their accounts) or any fees and expenses of underwriter’s counsel).

“Registration Securities” has the meaning given to such term in Section 2.1(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Shareholder” means any BRS Entity, Canterbury Entity, Protostar Entity or Demand Transferee who makes a request pursuant to Section 2.2 hereof that B&G Foods effect a Demand Registration.

“Shareholder” means each Person (other than B&G Foods) who is a party to the Agreement, whether in connection with the execution and delivery hereof as of the date of execution or otherwise in accordance herewith, so long as such Person shall beneficially own any Registrable Securities or have the irrevocable right to acquire Registrable Securities.  The term “Shareholder,” to the extent such Shareholder has transferred any of its, his or her Registrable Securities to transferees in accordance with Section 2.11 hereof, shall mean such Shareholder and such transferees, taken together, and any right or action that may be exercised or taken at the election of such Shareholder may be exercised or taken at the election of such Shareholder and such transferees.

Unless otherwise defined in this Exhibit, all terms used in this Exhibit shall have the meanings ascribed to them in the Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1.          Incidental Registration.

(a)           If, after the Demand Rights Effective Date (as defined below), B&G Foods proposes to register any of its Class A Common Stock or EISs (or shares of Class A Common Stock or Senior Subordinated Notes comprising the EISs) under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms or (ii) relating to EISs, Class A Common Stock or Senior Subordinated Notes issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of B&G Foods), B&G Foods shall each such time, subject to the provisions of Section 2.1(b) hereof, give prompt written notice at least concurrently with the initial filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.1 and shall offer all such Shareholders the opportunity to include in such registration statement such amount of Registrable Securities as such Shareholders shall request (each, an “Incidental Registration” and the Shareholders requesting an Incidental Registration, the “Relevant Shareholders”).  Upon the written request of any Relevant Shareholder made within 15 days after the receipt of notice from B&G Foods (which request shall specify the amount and kinds of Registrable Securities intended to be disposed of by such Relevant Shareholders), B&G Foods will use its best efforts to effect the registration under the Securities Act of all such Registration Securities which B&G Foods has been so requested to register by such Relevant Shareholders, to the extent required to permit the disposition of such Registration Securities to be so registered; provided that (y) if such registration involves a Public Offering, all Relevant Shareholders must sell their Registration Securities to the underwriters selected as provided in Section 2.4(f) on the same terms and conditions as applicable to B&G Foods and (z) if, at any time after giving written notice of its intention to register any EISs, Class A Common Stock or Senior Subordinated Notes pursuant to this Section 2.1(a) and prior to the effective date of the registration statement filed in connection with such registration, B&G Foods shall determine for any reason not to register such EISs, Class A Common Stock or Senior Subordinated Notes, B&G Foods shall give written notice thereof to all such Relevant Shareholders and, thereupon, shall be relieved of its obligation to register any Registration Securities in connection with such registration.  B&G Foods will pay all Registration Expenses in connection with each registration of Registration Securities requested to be registered pursuant to this Section 2.1 and Section 2.2.  All Shareholders properly requesting registration of Registrable Securities under this Section 2.1 are referred to as “Holders” and all Registrable Securities sought to be registered by such Holders pursuant to this Section 2.1 or by a BRS Entity, a Canterbury Entity, a Protostar Entity or a Demand Transferee pursuant to Section 2.2 are referred to as “Registration Securities.”

(b)           If a registration pursuant to this Section 2.1 involves a Public Offering (other than in the case of a Public Offering pursuant to a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.2(c) shall apply) and the managing underwriter(s) shall advise B&G Foods that, in its view, the amount of securities which B&G Foods and the Relevant Shareholders intend to include in such registration will exceed the amount which can be sold in such Public Offering (the “Maximum Offering Size”), B&G Foods shall include in such registration, up to the Maximum Offering Size, so many of the securities proposed to be registered by B&G Foods as would not cause the offering to exceed the Maximum Offering Size allocated in the following orders of priority:  (i) first, all of the shares of EISs and Class A Common Stock and Senior Subordinated Notes that B&G Foods proposes to sell for its own account and (ii) second, the Registration Securities requested to be included in such Incidental Registration by the Holders; provided that if all the Registration Securities requested to be included in such Incidental Registration by the Holders are not to be included, selection of Registration Securities to be included shall be made pro rata based on the number of Registration Securities that each Holder shall have requested to be included therein.

2.2.          Demand Registration.

(a)           At any time after the earliest of:  (i) the five-year anniversary of the consummation of the Initial Public Offering (the “IPO Date”), (ii) the date upon which at least 10% of the Company’s shares of Class A Common Stock issued in the Initial Public Offering are held separately and not in the form of EISs so that a separate trading market in the Class A Common Stock has developed and has subsisted for at least 180 days, as evidenced by the listing of the Class A Common Stock on the American Stock Exchange, any other national stock exchange or Nasdaq or any other national quotation system, provided that at least one year has elapsed since the IPO Date; and (iii) any earlier date, provided that the Company first confirms that the exercise of the registration rights will not adversely affect the Company’s treatment of the EISs and the Senior Subordinated Notes separate from the EISs for financial reporting purposes (the “Demand Rights Effective Date”), a BRS Entity or a BRS Demand Transferee, a Canterbury Entity, a Protostar Entity, a Canterbury Demand Transferee or a Protostar Demand Transferee may make a written request for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of its, his or her Registrable Securities; provided, that B&G Foods may, if the Board so determines in the exercise of its reasonable judgment that it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 180 days.

(b)           BRS Entities, Canterbury Entities and Protostar Entities (including each of their respective Demand Transferees) shall each be entitled to two (2) Demand Registrations per year following the Demand Rights Effective Date, provided that no such Demand Registration request shall be made within 6 months of any Incidental Registration or Demand Registration.  A

Demand Registration request by a Shareholder will not count as the use by such Shareholder of his, her or its Demand Registration request unless and until the requested Demand Registration has become effective under the Securities Act, and unless such Shareholder shall have been able to register and sell at least 75% of the Registrable Securities initially requested to be registered by it pursuant hereto; provided further, however, that in any event, B&G Foods will pay all Registration Expenses in connection with any Demand Registration initiated by such Shareholder whether or not it has become effective.

(c)           The total amount of securities proposed to be sold in a Demand Registration must be at least [_________________].

(d)           If a Demand Registration involves a Public Offering and the managing underwriter(s) shall advise B&G Foods that, in its view, the amount of securities proposed to be sold in such Demand Registration will exceed the Maximum Offering Size, B&G Foods shall include in such registration, up to the Maximum Offering Size, so many of the securities proposed to be registered as would not cause the offering to exceed the Maximum Offering Size allocated in the following orders of priority:  (i) first, the Registrable Securities requested to be included in such Demand Registration by the Selling Shareholder(s), (ii) second, the Registrable Securities requested to be included in such Demand Registration by the Shareholders other than the Selling Shareholder(s) and (iii) third, any EISs, Class A Common Stock, Class B Common Stock or Senior Subordinated Notes proposed to be registered by B&G Foods; provided that (y) if all the Registrable Securities requested to be included in such Demand Registration by members of any group set forth above are not to be included, selection of Registrable Securities to be included from within such group shall be made pro rata based on the number of Registrable Securities that each member of such group shall have requested to be included therein, and (z) if any Shareholder has requested inclusion in such Demand Registration and if 10% or more of the Registrable Securities requested to be included by such Shareholder are not so included, such Shareholder shall be entitled to an additional Demand Registration hereunder on the same terms and conditions as would have applied to such Shareholder had such earlier Demand Registration not been effected.

(e)           B&G Foods shall have the right to preempt the exercise of a Demand Registration by offering to repurchase the shares of Class B Common Stock sought to be registered for the per share fair market value of such Class B Common Stock determined in accordance with Section 5.1 of the Agreement.

2.3.          Holdback Agreements.  If any registration of Registration Securities shall be in connection with a Public Offering, each Shareholder and B&G Foods agree not to effect any public sale or distribution, including, without limitation, any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any securities of the same kind as the Registration Securities and not to effect any such public sale or distribution of any other security convertible into or exchangeable or exercisable for any such securities of B&G Foods (in each case, other than as part of such Public Offering) during the 10 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date that shall be required by the managing underwriter(s) (but not to exceed 180 days).  B&G Foods agrees that it will use its best efforts to require a similar commitment from future holders of its securities.

2.4.          Registration Procedures.  In connection with any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2 hereof, B&G Foods will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registration Securities in accordance with the intended method of disposition thereof as quickly as practicable and in connection with any such request:

(a)           in the case of a registration pursuant to Section 2.1 or 2.2, B&G Foods will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which B&G Foods then qualifies or which counsel for B&G Foods shall deem appropriate and which form shall be available for the sale of the Registration Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective and usable for a period of not less than 270 days (or such shorter period in which all of the Registration Securities of the Shareholders included in such registration statement shall have actually been sold thereunder), subject to proviso (z) of Section 2.1(a).

(b)           B&G Foods will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder that is participating in a registration hereunder and each underwriter, if any, of the securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter B&G Foods will furnish to each such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and all amendments and supplements thereto) and such other documents as each such Shareholder or underwriter, if any, may reasonably request in order to facilitate the proposed sale or disposition of the Registration Securities owned by each such Shareholder which are covered by such registration statement.  B&G Foods hereby consents to the use of the prospectus, including each preliminary prospectus, each as referred to in the immediately preceding sentence, by each such Shareholder and each underwriter, if any, of the Registration Securities covered by such registration statement, in connection with the offering and sale of such securities covered by such prospectus or preliminary prospectus.

(c)           After the filing of the registration statement, B&G Foods will (i) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective and usable for the period set forth in Section 2.4(a), (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registration Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and (iv) promptly notify each Shareholder holding Registration Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           B&G Foods will use its best efforts to (i) register or qualify the Registration Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registration Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registration Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of B&G Foods and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of such Registration Securities owned by such Shareholder; provided that B&G Foods will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 2.4(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)           B&G Foods will immediately notify each Shareholder holding such Registration Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registration Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare and make available to each such Shareholder any such supplement or amendment.

(f)            In the event of a Public Offering, B&G Foods may, subject to its other contractual obligations, select in its sole discretion, an underwriter or underwriters and legal counsel as it may deem appropriate.  B&G Foods will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably necessary in order to expedite or facilitate the disposition of such Registration Securities, including, without limitation, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD, maintaining a current marketmaking prospectus and conducting customary “road show” presentations.

(g)           B&G Foods shall make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by B&G Foods pursuant to this Section 2.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of B&G Foods (collectively, the “Records”) as shall be reasonably requested by any such Inspector, and cause B&G Foods’ officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided that Records which B&G Foods determines, in good faith, to be confidential and which B&G Foods notifies the Inspectors as being confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of or agency with competent jurisdiction or (iii) such Records have previously been generally made available to the public.

(h)           B&G Foods will obtain and furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart of (i) an opinion or opinions of counsel to B&G Foods and (ii) a comfort letter or comfort letters from B&G Foods’ independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as holders of a majority of the aggregate amount of Registration Securities or the managing underwriter therefor reasonably requests.

(i)            B&G Foods shall use its best efforts to effect the listing of the Registration Securities on each securities exchange, if any, on which such Registration Securities are then listed or will be listed in connection with the registration of the Registration Securities, to the extent the Registration Securities satisfy the applicable listing requirements of such exchanges.

(j)            B&G Foods shall use its best efforts to comply with all applicable rules and regulations of the SEC and the relevant state blue sky commissions, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

B&G Foods may require each such Shareholder to promptly furnish in writing to B&G Foods such information regarding the distribution of the Registration Securities as B&G Foods may from time to time reasonably request and such other information as may be legally required in connection with such registration.

Each such Shareholder agrees that, upon receipt of any notice from B&G Foods of the happening of any event of the kind described in Section 2.4(e) hereof, such Shareholder will forthwith discontinue disposition of Registration Securities pursuant to the registration statement covering such Registration Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4(e) hereof, and, if so directed by B&G Foods, such Shareholder will deliver to B&G Foods all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registration Securities at the time of receipt of such notice.  In the event that B&G Foods shall give such notice, B&G Foods shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.4(e) hereof to the date when B&G Foods shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.4(e) hereof.

2.5.          Indemnification by B&G Foods.  B&G Foods agrees to indemnify and hold harmless each Shareholder, each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Shareholder and each controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing and defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the fees and expenses of counsel to any such indemnified Person) (collectively, “Losses”) directly or indirectly caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) or prospectus relating to such Shareholder’s Registration Securities (as amended or supplemented if B&G Foods shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information furnished in writing to B&G Foods by such Shareholder or on such Shareholder’s behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such Losses results from the fact that a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Losses at or prior to the written confirmation of the sale of the Registration Securities concerned to such Person if it is determined that B&G Foods has provided such prospectus (or amended or supplemented prospectus, as the case may be) and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or amended or supplemented prospectus, as the case may be) would have completely cured the defect giving rise to such Losses.  B&G Foods also agrees to indemnify any underwriters of the Registration Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 2.5.

2.6.          Indemnification by Participating Shareholders.  Each Shareholder holding Registration Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless B&G Foods, each Person, if any, who controls B&G Foods within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of B&G Foods and each controlling Person to the same extent as the foregoing indemnity from B&G Foods to such Shareholder, but only (a) with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to such Registration Securities, or any amendment or supplement thereto, or any preliminary prospectus or (b) to the extent that any Losses described in Section 2.5 results from the fact that a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) provided by B&G Foods was not sent or given to the Person asserting any such Losses at or prior to the written confirmation of the sale of the Registration Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or amended or supplemented prospectus, as the case may be) would have completely cured the defect giving rise to such Losses.  Each such Shareholder also agrees to indemnify and hold harmless any underwriters of the Registration Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of B&G Foods provided in this Section 2.6.

2.7.          Conduct of Indemnification Proceedings.  In case any proceeding (including, without limitation, any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article II, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including, without limitation, the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses related thereto; provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to notify.  In any such proceeding, each Indemnified Party shall have the right to retain its, his or her own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interest between them.  The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such proceeding, and all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm(s) for the Indemnified Parties, such firm(s) shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if consent is withheld and there shall be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Losses (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

2.8.          Contribution.  If the indemnification provided for in this Article II is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (a) as between B&G Foods and the Shareholders holding Registration Securities covered by a registration statement, on the one hand, and the underwriters, if any, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by B&G Foods and such Shareholders, on the one hand, and the underwriters, if any, on the other hand, from the offering of the Registration Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of B&G Foods and such Shareholders, on the one hand, and of such underwriters, if any, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations and (b) as between B&G Foods, on the one hand, and each such Shareholder, on the other hand, in such proportion as is appropriate to reflect the relative fault of B&G Foods and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by B&G Foods and such Shareholders, on the one hand, and such underwriters, if any, on the other hand, shall be deemed to be in the same proportion as the aggregate proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by B&G Foods and such Shareholders bear to the aggregate underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of B&G Foods and such Shareholders, on the one hand, and of such underwriters, if any, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by B&G Foods and such Shareholders or by such underwriters.  The relative fault of B&G Foods, on the one hand, and of each such Shareholder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

B&G Foods and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.8, no underwriter shall be required to contribute, or shall be liable under any other provision of this Article II for, any amount in excess of the amount by which the aggregate price at which the Registration Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute, or shall be liable under any other provision of this Article II for, any amount in excess of the amount by which the aggregate price at which the Registration Securities of such Shareholder were offered to the public exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each such Shareholder’s obligation to contribute pursuant to this Section 2.8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the aggregate proceeds of the offering received by all such Shareholders and not joint.

2.9.          Participation in Public Offering.  No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers-of-attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of the Agreement in respect of registration rights.

2.10.        Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by B&G Foods and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

2.11.        Transfer of Registration Rights.  In connection with any transfer of Registrable Securities by the Shareholders to any third party (which transfer must be in compliance with the Securities Act and the Agreement), the Shareholders may assign any registration rights to which they are entitled hereunder, provided that such third party agrees to be bound by all of the terms and conditions of the Agreement.  It is understood and agreed that B&G Foods will be under no obligation to effect a registration of Registrable Securities held by such third party except and to the extent such third party requests in notices provided by it to B&G Foods in accordance with Section 2.1 or 2.2.